Racino Royale Inc

September 11th , 2007

InterAmerican Gaming Corp.
2499 Glades Road
Suite 202
Boca Raton, Florida  33431
USA

Attention:  Mr. Eric M. Rahn, Chief Operating Officer

Dear Mr. Rahn:

Re: Proposed Acquisition

This letter outlines the proposal by Racino Royale Inc. ("RCNR"), a company listed on the Over the Counter Bulletin Board (the "Exchange"), to acquire, directly or indirectly, all of the issued and outstanding securities of InterAmerican Gaming Corp. ("IAGC").  The terms of the Acquisition (the “Acquisition”) shall be as follows:

1.
RCNR and each shareholder of IAGC shall enter into a share exchange agreement whereby RCNR shall acquire all the issued and outstanding securities of IAGC in exchange for RCNR securities, on a one (1) RCNR security for each like security of IAGC tendered.

2.		Upon closing, all members of the board of directors of RCNR, other than John G. Simmonds will resign and nominees of IAGC shall be appointed.

3.		It is understood and acknowledged that (i) there are currently 13,500,000 IAGC Shares issued and outstanding as at the date hereof; and (ii) Foundation Opportunities Inc., a company related to Foundation Markets Inc., a Limited Market Dealer, is a shareholder of IAGC.

4.
Immediately upon execution of this non-binding letter agreement, RCNR will commence financing the IAGC operations, which financing shall be repayable by IAGC within 18 months of the date hereof if this letter agreement is terminated by IAGC or is terminated by RCNR as a result of any material default hereunder on the part of IAGC or if the formal Acquisition agreement referred to in paragraph 12 of this letter agreement is not entered into on or before September 30, 2007.

5.
RCNR has 33,223,886 common shares ("RCNR Shares") issued and outstanding, 5 million warrants owned by MBC Racing(exercisable into RCNR Shares at a price of $0.10 per share), and no other warrants, options or convertible securities issued and outstanding.

6.
RCNR agrees that it will not issue from treasury any RCNR Shares or otherwise grant or issue any options, warrants or other securities convertible into RCNR Shares prior to the completion of the Acquisition or the expiration or termination of this letter agreement without the prior approval of IAGC.

7.
Other than in connection with a financing or acquisition, IAGC agrees that it will not, prior to the completion of the Acquisition or the expiration or termination of this letter agreement, issue from treasury any IAGC Shares or otherwise grant or issue any options, warrants or other securities convertible into IAGC Shares without the prior approval of RCNR, nor will it make any expenditures other than in the ordinary course of business without the prior approval of RCNR.

8.	Until the closing of the Acquisition, no press releases or other statements regarding this agreement shall be issued by either RCNR or
IAGC without prior consultation and concurrence between RCNR and IAGC, provided that no party shall be prevented from making any disclosure that is required to be made by law or any rule of a stock exchange or similar organization to which it is bound. It is further understood that the details of this letter agreement will not be shared with any third party until after a press release describing its contents has been released.

9.		The transactions proposed herein are subject to and conditional upon, inter alia, the following:

(a)	RCNR obtaining all requisite consents, acceptances and regulatory approvals and RCNR agrees to actively pursue and use its best efforts to obtain such requisite regulatory approvals as soon as possible;

(b)	subject to delivery by IAGC of audited financial statements within a reasonable time frame following execution of this letter agreement,
RCNR conducting and completing to its satisfaction, acting reasonably, a financial and legal due diligence investigation of IAGC;

	(c)	IAGC conducting and completing to its satisfaction, acting reasonably, a financial and legal due diligence investigation of RCNR September 30, 2007;

	(d)	each of RCNR and IAGC obtaining all director and shareholder approvals as may be required under applicable laws or regulatory policies;

	(e)	the negotiation, execution and delivery of the formal Acquisition agreement referred to in paragraph 12 of this letter agreement;

	(f)	the facts described in paragraphs 5 and 6 shall remain true and correct until completion of the Acquisition and RCNR shall have fulfilled all of its obligations under this letter agreement;

	(g)	the facts described in paragraphs 3 and 7 shall remain true and correct until completion of the Acquisition and IAGC shall have fulfilled all of its obligations under this letter agreement;

	(h)	no adverse material change in the business affairs, financial condition or operations of IAGC shall occur between the date of the latest available financial statements and the closing of the Acquisition;

	(i)	no adverse material change in the business affairs, financial condition or operations of RCNR shall occur between the date of the latest available financial statements and the closing of the Acquisition;

	(j)	each of RCNR and IAGC shall be satisfied that, upon closing of the Acquisition, all regulatory requirements have been or are capable of being satisfied;

	(k)	RCNR shall be current in all of its filings under the Securities Exchange Act of 1934 at the time of Closing; and

	(l)	RCNR shall not have received any notice of removal of their quotation for its common stock from the NASD Over-the-Counter Bulletin Board.

    The conditions contained in paragraphs 9 (c), (f), (i), (k) and (l) hereto are for the sole benefit of IAGC and can be waived solely by IAGC. The conditions contained in paragraphs 10(b) and (h) hereto are for the sole benefit of RCNR and can be waived solely by RCNR. The remaining conditions set forth above are for the mutual benefit of both parties and may only be waived if both parties agree.

10.		Upon the satisfaction or waiver of all of the conditions set out in paragraph 10, the Acquisition will close within ten (10) business days of the satisfaction or waiver of the last outstanding condition of this letter agreement.

11.		It is understood by RCNR and IAGC that all costs incurred from this point forward up to and including the closing of the Acquisition will be borne by RCNR.

12.		RCNR and IAGC agree to negotiate a formal Acquisition agreement on the terms contemplated herein in good faith. The aforementioned formal Acquisition agreement will contain covenants, representations, warranties, conditions, indemnities and provisions customary for transactions of the nature of the Acquisition and will supercede this letter agreement upon execution thereof. The parties acknowledge and agree that in connection with finalizing the aforementioned formal Acquisition agreement, a particular legal structure, if any, may be advisable and therefore the parties agree to, at such time, consider available alternatives that would best address any liability, corporate or tax concerns of the parties.

13.		Each of RCNR and IAGC hereby agrees that, after the date of acceptance hereof to October 31, 2007, unless the parties otherwise agree to terminate their good faith negotiations and this letter agreement, it shall not, nor shall it permit any of its respective officers, directors, employees, affiliates, agents, consultants advisors or representatives, to solicit, initiate, encourage or participate in any discussions or negotiations with any third party concerning:

	(a)	any sale of any material portion of the business or assets of RCNR or IAGC, as the case may be, except in the ordinary course of business; or

(b)	any acquisition or disposition of shares of RCNR or IAGC or any merger, reverse merger, consolidation, business combination or other similar transaction involving RCNR or IAGC, except as contemplated herein;

prior to execution of the formal Acquisition agreement or termination of negotiations under this letter agreement without first discussing with and obtaining the approval of RCNR or IAGC, as the case may be.

14.	Both RCNR and IAGC acknowledge that the terms of this letter agreement are non-binding. Both parties further acknowledge that all formal agreements evidencing the terms of the Acquisition described herein shall be entered into by the necessary parties by September 30, 2007.

This letter agreement may be signed in two or more counterparts and by facsimile.

Yours truly,

                                                                       RACINO ROYALE INC.

                                                                       Per: /s/ John Simmonds_

                                                                             John Simmonds

                                                                            President and Chief Executive Officer

                                                                        The above proposal is hereby accepted

                                                                        this  11th day of September, 2007.

                                                                        INTERAMERICAN GAMING CORP.

                                                                        Per: /s/ Eric Rahn

                                                                                Eric M. Rahn

                                                                               Chief Operating Officer